UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Medalist Diversified REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-5201540
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401 Richmond, Virginia 23219
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock ($0.01 par value per share)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-227098

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of each class to be registered)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Medalist Diversified REIT, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder, set forth under the sections entitled “Description of Capital Stock” and “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws” in the prospectus contained in Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Securities Exchange Commission (the “Commission”) on October 4, 2018 (File No. 333-227098) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus related thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portions of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.	EXHIBITS.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Date: October 25, 2018	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Secretary and Treasurer